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                                                                      EXHIBIT 21

                               AVATEX CORPORATION
                         SUBSIDIARIES OF THE CORPORATION
                               AS OF MAY 31, 1999

 All subsidiaries are 100% owned except where otherwise indicated:

         Davenport, Inc. (Delaware)
         Intergroup Services, Inc. (Delaware)
         M&A Investments, Inc. (Delaware)
         National Aluminum Corporation (Delaware)
         National Intergroup Realty Arlington, Inc. (Delaware) National Intergroup Realty Corporation (Delaware) National Intergroup Realty Development, Inc. (Delaware) National Intergroup Realty Funding, Inc. (Delaware) National Intergroup Ventures, Inc. (Delaware)
         Natmin Development Corporation (Delaware)
         NII Health Care Corporation (Delaware)
         Oceanside Enterprises, Inc. (Delaware)
         Riverside Insurance Co., Ltd. (Bermuda)
         Starcom International, Inc. (Delaware) (80%)
         US HealthData Interchange, Inc. (Delaware)
         Xetava Corporation (Delaware)

         The following subsidiaries are in Chapter 7 bankruptcy proceedings
          (except for FoxMeyer Funding, Inc.):

         FoxMeyer Corporation (Delaware)
               FoxMeyer Drug Company (Delaware)
                      FoxMeyer Funding, Inc. (Delaware)
                      Health Mart, Inc. (Colorado)
               FoxMeyer Software, Inc. (Delaware) (80%)
               Healthcare Transportation System, Inc. (Delaware)
               Merchandise Coordinator Services Corporation (Delaware)